ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140700823-07
	Filing Date and Time: 10/03/2014 9:12 AM
	Entity Number: E0507202014-6

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: HELP WORLDWIDE

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: HAROLD P. GEWERTER, ESQ., LTD.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 125000000 | Par value per share: $ 0.001 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) RICHARD G STEWART
Name
24254 MAIN STREET | NEWHALL | CA | 91321
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

EXCELSIOR MANAGEMENT, LLC
Name

X EXCELSIOR MANAGEMENT, LLC
Incorporator Signature

2808 COWAN CIRCLE | LAS VEGAS | NV | 89107
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X HAROLD P. GEWERTER, ESQ., LTD.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

10/3/2014
Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF

HELP WORLDWIDE

1. Name of Company:

Help Worldwide

2. Resident Agent:

The resident agent of the Company is: Harold Gewerter, Ltd.
5536 S. Ft. Apache #102
Las Vegas, NV 89074

3. Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 100,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock, each having a $0.001 par value. The Common Stock and Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock and Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Of the 25,000,000 authorized shares of Preferred Stock, 20,000,000 are designated "Series A Preferred Stock." These shares shall have the following preferences, limitations and relative rights:

(i) Dividends: The holders of shares of the Series A Preferred Stock shall be entitled to participate in dividends and no such dividend shall be paid, or cumulate, with respect to the Series A Preferred Stock until such time as determined solely in the reasonable discretion of the Board of Directors.

(ii) No Liquidation Preference: In the event of any liquidation, dissolution, or winding up of this corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive distribution by reason of their ownership thereof.

(iii) Conversion:

(A) Conversion Rights. The Board of Directors of the corporation, using its reasonable discretion, shall determine, either quarterly or annually at its discretion, the mechanism for conversion and shall promptly give notice (the "Notice") to the then current holders of the Series A Preferred Stock. Each such notice shall be dated by the Board of Directors as of the date it is actually sent to the holders of the Series A Preferred Stock. Each share of Series A Preferred Stock may be converted into ten (10) shares of Common Stock as fully paid and non-assessable Common Stock.

In the event of any conversion of Series A Preferred Stock under this subsection, the converting holder shall be entitled to receive any dividends which may have been declared but have not been paid with respect to the shares of Series A Preferred Stock so converted.

(B) Voluntary Conversion Upon Change in Control. In the event that the Board of Directors or the shareholders of the corporation approves any transaction that will result in a change in

control of the corporation (as herein defined), the Board of Directors shall provide each of the holders of the Series A Preferred Stock with at least thirty (30) days advance written notice of the consummation of such transaction. Such notice shall contain all reasonably material information required for a Series A Preferred Stock holder to make an assessment of the merits of the proposed transaction and the advisability of converting. During the period preceding the consummation of the transaction, each holder of Series A Preferred Stock shall be entitled to notify the corporation in writing that the holder desires to convert all or any specified portion of the holder's shares of the Series A Preferred Stock into fully paid and non-assessable shares of Common Stock on the basis of four shares of Common Stock for each share of Series A Preferred Stock so converted with such conversion being effective the day of the consummation of the applicable change in control such that the converting Series A Preferred Stock holders shall be treated as a Common Stock holder for the purposes of the transaction. For purposes hereof, a "change in control" shall be deemed to occur if such is declared by the Board (employing reasonable discretion if the Board determines to so declare) or a friendly or hostile takeover offer is made or persons, acting in concert or owning directly or indirectly, acquire more than twenty percent (20%) of the voting control of the corporation (or sufficient to elect the board) without the consent of a majority of the Series A Preferred Stock holders.

(C) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to receive a certificate(s) for shares of Common Stock representing the Series A Preferred Stock converted, such holder shall surrender the certificate(s) representing the Series A Preferred Stock so converted, duly endorsed, at the principal corporate office of this corporation (or as otherwise directed in any notice), and shall give written notice of the name(s) in which the certificate(s) for shares of Common Stock are to be issued. The corporation shall, promptly thereafter, issue and deliver to such holder of Series A Preferred Stock, or to the nominee(s) of such holder, a certificate(s) for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the date of the applicable Notice or as of the date of the consummation of the applicable change in control transaction, and the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of such date.

(D) Adjustment. In the event that the number or kind of shares of Common Stock outstanding is changed by reason of stock dividend, stock split, recapitalization, merger or reorganization, the conversion ratio and/or the securities to be received upon conversion set forth in above shall be appropriately adjusted by the Board of Directors.

(E) No Fractional Shares. No fractional shares of Series A Preferred Stock shall be convertible and no fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon conversion, the corporation shall pay t the holder cash equal to the product of such fraction multiplied by the then current fair market value of one share of Common Stock, computed to the nearest whole cent. The then current fair market value of such shares shall be determined in good faith by the Board of Directors with reference to the public trading price, if any, of such Common Stock.

(F) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock are insufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including the corporation's using its best efforts to obtain the approval of the shareholders to such increase, if required.

(G) Notices. Any notices by the provisions of this section to be given to the corporation or to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States or Canadian mail, postage prepaid, and addressed to the corporation or to the holder of record at his address on the books of the corporation.

(H) Taxes. The holders of record of the Series A Preferred Stock shall pay any and all documentary, stamp, or other transactional taxes attributable to the issuance and delivery of shares of Common Stock or this corporation upon conversion of any shares of the Series A Preferred Stock.

(I) Voting Rights. Each shareholder of Series A Preferred Stock of record shall have ten (10) votes for each share of Series A Preferred Stock standing in his name in the books of the corporation. Cumulative voting shall not be permitted in the election of directors or otherwise.

Of the 25,000,000 authorized shares of Preferred Stock, 5,000,000 are designated "Series B Preferred Stock." These shares shall have the preferences, limitations, conversion, voting and any relative rights as determined by the Board of Directors at the time of issuance of each share of Series B Preferred Stock.

4. Board of Directors:

The Company shall initially have one (1) director who shall be Richard G. Stewart whose address is 24254 Main Street, Newhall, CA 91321. This individual shall serve as director until successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

5. Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock and Preferred Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

6. Directors' and Officers' Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

7. Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the

corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer

8. Amendments

Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9. Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

(c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand this 2nd day of October, 2014, hereby declaring and certifying that the facts stated hereinabove are true.

By: ______________________

Richard A. Taulli, Manager
Excelsior Management, LLC, as
Incorporator for Help Worldwide

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **HELP WORLDWIDE**, did on October 3, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 3, 2014.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20141003-0392
You may verify this certificate
online at **http://www.nvsos.gov/**

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

HELP WORLDWIDE | E0507202014-6

NAME OF CORPORATION

FOR THE FILING PERIOD OF OCT, 2014 TO OCT, 2015

100101

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

Filed in the office of	Document Number
	20140700824-18
Ross Miller	Filing Date and Time
Secretary of State	10/03/2014 9:13 AM
State of Nevada	Entity Number E0507202014-6

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes

001 - Governmental Entity

005 - Motion Picture Company

006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
RICHARD G STEWART	PRESIDENT (OR EQUIVALENT OF)	24254 MAIN STREET , USA	NEWHALL	CA	91321
RICHARD G STEWART	SECRETARY (OR EQUIVALENT OF)	24254 MAIN STREET , USA	NEWHALL	CA	91321
RICHARD G STEWART	TREASURER (OR EQUIVALENT OF)	24254 MAIN STREET , USA	NEWHALL	CA	91321
RICHARD G STEWART	DIRECTOR	24254 MAIN STREET , USA	NEWHALL	CA	91321

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X RICHARD G STEWART

Signature of Officer or Other Authorized Signature

Title: PRESIDENT

Date: 10/3/2014 9:13:06 AM

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

HELP WORLDWIDE

Nevada Business Identification # NV20141624119

Expiration Date: October 31, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 3, 2014

ROSS MILLER
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases.
Failure to do so will result in late fees or penalties which by law cannot be waived.
There is no fee for cancellation.